Exhibit 5.2

April 17, 2015

Sun Communities, Inc.

27777 Franklin Road

Suite 200

Southfield, MI 48034

Attention: Board of Directors

Dear Members of the Board of Directors of Sun Communities, Inc.:

We have acted as counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (together with all amendments and exhibits thereto and documents incorporated by reference therein, the “Registration Statement”) filed on April 17, 2015 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of indeterminate amount of one or more series of (i) shares of the Company’s common stock, $0.01 par value (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”), (iii) unsecured debt securities (“Debt Securities”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), and (v) units consisting of two or more of the foregoing (the “Units” and, together with the Debt Securities, Common Stock, Preferred Stock and Warrants, the “Securities”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

A.	An executed copy of the Registration Statement;

B.	The Company’s Amended and Restated Articles of Incorporation, as amended and supplemented from time to time (the “Charter”);

C.	The Company’s Second Amended and Restated Bylaws, as amended from time to time, as presented to us by an officer of the Company (the “Bylaws”);

D.	The forms of Senior Indenture and Subordinated Indenture between the Company and the trustee to be named therein (the “Trustee”), filed as Exhibits 4.6 and 4.7, respectively, to the Registration Statement (the “Indentures” and each, an “Indenture”);

E.	An Officer’s Certificate (the “Officer’s Certificate”) executed and delivered by an officer of the Company;

F.	Certain resolutions adopted by the Board of Directors of the Company;

G.	A certificate of the Maryland State Department of Assessments and Taxation dated April 16, 2015, as to the Company’s good standing in the state of Maryland; and

H.	Such other documents and records that we deem relevant and necessary of the basis of the opinions set forth below.

The documents listed in items A-H above are collectively referred to as the “Documents.”

Our review has been limited to examining the Documents and applicable Michigan and United States federal law, and we do not express any opinion in this letter concerning any other law. Various matters concerning the validity of the Securities and the laws of the State of Maryland are addressed in the opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, Maryland counsel for the Company, which has been separately provided to you. We express no opinion with respect to those matters.

To the extent that any opinion in this letter relates to or is dependent upon factual information, we have relied exclusively upon the factual representations and warranties set forth in the Officer’s Certificate, and we have not undertaken to independently verify any such facts or information.

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

A. Each natural person executing any of the documents that we have reviewed is legally competent to do so.

B. All documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic or facsimile copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all documents submitted to us and public records reviewed are accurate and complete.

C. All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Officer’s Certificate, and (iii) in corporate records made available to us by the Company, are accurate, true, correct and complete in all material respects.

D. As to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient.

E. All governmental permits or approvals reviewed by us are accurate, complete and authentic, and the appropriate regulatory authorities have adhered to applicable legal and procedural requirements.

F. With respect to the minutes of any meetings of the Board of Directors of the Company or any committees thereof of the Company or any shareholders of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

G. No Securities will be issued until the Registration Statement has become effective.

H. Each of the Debt Securities, Warrants and Units, and the respective Indentures, Warrant Agreements (as defined below) and Unit Agreements (as defined below) governing such securities will be governed by the internal laws of the State of Michigan.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. When (i) the Debt Securities (including any Debt Securities included in Units) have been duly established by the relevant debt agreement (the “Debt Agreement”), if applicable, (ii) the Debt Securities (including any Debt Securities included in Units) have been duly authorized and duly established in accordance with the Charter, Bylaws, and applicable law (including, without limitation, by adoption by the Board of Directors of the Company of resolutions determining the rights and other terms of such Debt Securities and duly authorizing the issuance and delivery of such Debt Securities) (the “Debt Securities Authorization”)), (iii) such Debt Securities Authorization has been duly authenticated by the Trustee, and (iv) such Debt Securities have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Debt Securities Authorization, any applicable underwriting agreement, an Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such Debt Securities will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by the Exceptions (as defined below).

2. When (i) the issuance of the Warrants (including any Warrants included in Units) has been duly established by the relevant warrant agreement (the “Warrant Agreement”), (ii) the issuance of the Warrants (including any Warrants included in Units) has been duly authorized and established in accordance with the Charter, Bylaws, and applicable law (including, without limitation, by adoption by the Board of Directors of the Company of resolutions determining the rights and other terms of such Warrants and duly authorizing the issuance and delivery of the Warrants (the “Warrants Authorization”)) and duly authenticated by the designated warrant agent (the “Warrant Agent”), and (iii) the Warrants (including any Warrants included in Units) have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Warrants Authorization, any applicable underwriting agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action, the Warrants and the Warrant Agreement will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by the Exceptions.

3. When (i) the issuance of the Units has been duly established by the relevant unit agreement (the “Unit Agreement”), if any, (ii) the issuance of the Units has been duly authorized and established in accordance with the Charter, Bylaws, and applicable law (including, without limitation, by adoption by the Board of Directors of the Company of resolutions determining the rights and other terms of such Units and duly authorizing the issuance and delivery of the Units (the “Units Authorization”)) and duly authenticated by the designated unit agent (the “Unit Agent”), if any, and (iii) the Units have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Units Authorization, any applicable underwriting agreement and the applicable Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), assuming the securities underlying the Units have been duly authorized and reserved for issuance by all necessary corporate action, the Units and the Unit Agreement will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by the Exceptions.

To the extent that the obligations of the Company under the Indentures may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 1 above that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture. We further assume that the status of the Debt Securities as binding obligations of the Company will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 2 above that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement. We further assume that the status of the Warrants as binding obligations of the Company will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

To the extent that the obligations of the Company under any Unit Agreement may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 3 above that the Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Unit Agent is duly qualified to engage in the activities contemplated by the Unit Agreement; that the Unit Agreement has been duly authorized, executed and delivered by the Unit Agent and constitutes the legally valid and binding obligation of the Unit Agent enforceable against the Unit Agent in accordance with its terms; that the Unit Agent is in compliance, with respect to acting as Unit Agent under the Unit Agreement, with all applicable laws and regulations; and that the Unit Agent has the requisite organizational and legal power and authority to perform its obligations under the Unit Agreement. We further assume that the status of the Units as binding obligations of the Company will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

The opinions expressed above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the opinion, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

The opinions expressed above are further subject to the following limitations, qualifications and exceptions (the “Exceptions”):

(a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and

(c) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (x) proxies, powers and trusts; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; or (xiii) the severability, if invalid, of provisions to the foregoing effect.

In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest, (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

This opinion letter is rendered solely in connection with the filing of the Registration Statement. This opinion letter is limited to matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon for any other purpose, is not intended for the express or implied benefit of any third party other than purchasers of the securities registered pursuant to the Registration Statement, and is not to be used or relied upon for any other purpose, without our prior written consent in each instance.

Very truly yours,

/s/ JAFFE, RAITT, HEUER & WEISS

Professional Corporation